Exhibit 23.1
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, #333-57810) and related Prospectus of Westell Technologies, Inc. and to the incorporation by reference therein of our report dated August 24, 1999, with respect to the consolidated financial statements of Teltrend Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.



Chicago, Illinois
July 13, 2001                          /s/ Ernst & Young LLP